Exhibit 99.2

Manpower Inc.

Operating Unit Results

(In millions)

The following identifies Jefferson Wells as a separate reportable segment. Jefferson Wells was previously included in our Other Operations segment and historical amounts have been restated to conform to the current year presentation.

	2004	2003	% Variance
			Amount Reported	Constant Currency
	(Unaudited)
Three Months Ended March 31
Revenues from Services:
United States	$474.6	$463.5	2.4%	2.4%
France	1,136.5	954.6	19.1%	2.4%
EMEA	1,140.9	886.4	28.7%	12.4%
Jefferson Wells	50.5	32.2	56.9%	56.9%
Right	101.8	15.3	N/A	N/A
Other Operations	429.8	326.7	31.6%	18.4%

	$3,334.1	$2,678.7	24.5%	11.3%

Operating Unit Profit:
United States	$2.8	$2.7	4.2%	4.2%
France	28.8	26.9	6.8%	-7.9%
EMEA	13.7	9.8	40.7%	25.2%
Jefferson Wells	2.0	(4.0)	N/A	N/A
Right	9.1	(0.5)	N/A	N/A
Other Operations	15.3	6.9	117.3%	91.3%

	$71.7	$41.8

Three Months Ended June 30
Revenues from Services:
United States	$517.3	$483.9	6.9%	6.9%
France	1,278.3	1,172.0	9.1%	2.9%
EMEA	1,202.2	951.2	26.4%	17.8%
Jefferson Wells	76.6	33.1	131.2%	131.2%
Right	119.9	16.7	N/A	N/A
Other Operations	428.1	356.5	20.1%	15.0%

	$3,622.4	$3,013.4	20.2%	14.3%

Operating Unit Profit:
United States	$14.1	$10.3	36.2%	36.2%
France	39.4	41.9	-5.6%	-10.8%
EMEA	26.2	7.6	240.0%	219.4%
Jefferson Wells	11.1	(2.6)	N/A	N/A
Right	12.6	(0.4)	N/A	N/A
Other Operations	9.6	9.5	2.7%	0.4%

	$113.0	$66.3

Manpower Inc.

Operating Unit Results

(In millions)

	2004	2003	% Variance
			Amount Reported	Constant Currency
	(Unaudited)
Six Months Ended June 30
Revenues from Services:
United States	$991.9	$947.4	4.7%	4.7%
France	2,414.8	2,126.6	13.5%	2.7%
EMEA	2,343.1	1,837.6	27.5%	15.2%
Jefferson Wells	127.1	65.3	94.6%	94.6%
Right	221.7	32.0	N/A	N/A
Other Operations	857.9	683.2	25.6%	16.6%

	$6,956.5	$5,692.1	22.2%	12.9%

Operating Unit Profit:
United States	$16.9	$13.0	29.6%	29.6%
France	68.2	68.8	-0.8%	-9.7%
EMEA	39.9	17.4	128.6%	110.9%
Jefferson Wells	13.1	(6.6)	N/A	N/A
Right	21.7	(1.0)	N/A	N/A
Other Operations	24.9	16.5	51.9%	39.4%

	$184.7	$108.1

Year Ended December 31, 2003
Revenues from Services:
United States		$1,945.8
France		4,638.8
EMEA		3,920.2
Jefferson Wells		136.4
Right		66.9
Other Operations		1,476.4

		$12,184.5

Operating Unit Profit:
United States		$33.7
France		184.0
EMEA		51.7
Jefferson Wells		(9.9)
Right		(2.3)
Other Operations		40.1

		$297.3

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